UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 5, 2009
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
VW Credit Leasing, Ltd.
Volkswagen Credit, Inc.
Volkswagen Auto Lease Trust 2009-A
(Exact Names of Co-Registrants/Sponsor/Issuing Entity as Specified in their Charters)
Delaware
(State or Other Jurisdiction of Incorporation)

333-133770	11-365048-3
333-133770-01	38-6738618

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive
Herndon, Virginia	20171

(Address of Principal Executive Offices)	(Zip Code)
(703) 364-7000
(Co-Registrants’ Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1

Item 1.01. Entry into a Material Definitive Agreement.
          In connection with the issuance by Volkswagen Auto Lease Trust 2009-A (the “Trust”) of the asset backed securities (the “Notes”) described in the Prospectus Supplement dated May 5, 2009 and the Prospectus dated April 28, 2009, the Co-Registrants have entered into the agreement listed in Item 9.01(d) below. This Current Report on Form 8-K is being filed in connection with the execution of such agreement(s) to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description
1.1	Underwriting Agreement, dated May 5, 2009, between the Co-Registrants and J.P. Morgan Securities Inc on behalf of itself and as representative of the several Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC
By:	/s/ Martin Luedtke
Name:	Martin Luedtke
Title:	Treasurer

By:	/s/ Lawrence S. Tolep
Name:	Lawrence S. Tolep
Title:	Assistant Treasurer

VW CREDIT LEASING, LTD.
By:	/s/ Martin Luedtke
Name:	Martin Luedtke
Title:	Treasurer

By:	/s/ Lawrence S. Tolep
Name:	Lawrence S. Tolep
Title:	Assistant Treasurer